Exhibit 3.3

WRITTEN CONSENT
BY THE BOARD OF DIRECTORS OF
PACIFIC VENTURES GROUP, INC.
IN LIEU OF A MEETING

Pursuant to the General Corporation Law of the State of Delaware, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware Company may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, the undersigned, being the sole director of Pacific Ventures Group, Inc., a Delaware Company (the "Company"), does hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Company and do hereby take, ratify, affirm, and approve the following actions:

RESOLVED, that it is in the best interest of the Company to amend its Bylaws to change the name of the Company from American Eagle Group, Inc. to "Pacific Ventures Group, Inc.; and be it

FURTHER RESOLVED, that Amendment No. 1 to Bylaws in the form attached hereto as Exhibit A (the "Bylaws") is hereby adopted as an amendment to the Bylaws of the Company and be it

FURTHER RESOLVED, that the stock certificate representing the Common Stock of Pacific Ventures Group, Inc. shall be in the form of the stock certificate attached hereto as Exhibit B, with such appropriate information entered thereon as to the capitalization of the Company at the time of issuance and otherwise as may be required by the Delaware General Corporation Law; and be it

FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized and directed to take all such further actions and to execute and deliver all such instruments and documents in the name and on behalf of the Company, and under its corporate seal or otherwise, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

The undersigned, being the sole director of the Company, hereby consents to, approves, and adopts the foregoing actions effective as of the date set forth herein below.

Dated: August 14, 2015

/s/ Brett Bertolami
Name: Brett Bertolami
Title: Chief Executive Officer and President

EXHIBIT A

AMENDMENT NO. 1 TO BYLAWS

AMENDMENT NO. 1 TO THE BYLAWS
OF
AMERICAN EAGLE GROUP, INC.

The Bylaws (the "Bylaws") of American Eagle Group, Inc. (the "Company") are hereby amended as follows:

Every reference in the Bylaws to the name "American Eagle Group, Inc." is hereby deleted and replaced by "Pacific Ventures Group, Inc."

Except as herein amended, the provisions of the Bylaws shall remain in full force and effect.

Effective as of August 14, 2015

CERTIFICATION

I, the undersigned Secretary of the Company, hereby certify that this Amendment No. 1 to the Bylaws of the Company was duly adopted by the Board of Directors of the Company by written consent effective as of August 14, 2015.

/s/ Brett Bertolami
Name: Brett Bertolami
Title: Secretary
Dated: August 14, 2015

EXHIBIT B

FORM OF STOCK CERTIFICATE

RESTRICTED STOCK

INCORPORATED UNDER THE LAWS OF DELAWARE

NUMBER

PACIFIC VENTURES GROUP INC.

Fully Paid [illegible] $0.001 Par Value COMMON STOCK

CUSIP NO. 695042 101

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of PACIFIC VENTURES GROUP INC. *Common*

transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this [illegible] properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation [illegible] of its duly authorized officers.

Dated:

SPECIMEN

PRESIDENT

SEAL

PACIFIC VENTURES GROUP INC. DELAWARE

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